Exhibit 4.9

CONSOL ENERGY INC.

SUPPLEMENTAL INDENTURE NO. 7

$250,000,000

7.875% Notes due 2012

THIS SUPPLEMENTAL INDENTURE NO. 7, dated as of March 12, 2007 (this “Supplemental Indenture No. 7”), by and among CONSOL ENERGY INC., a Delaware corporation (the “Company”), the Guarantors listed on Schedule I hereto and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a New York trust company, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of March 7, 2002 (the “Indenture”), a Supplemental Indenture No. 1 dated as of March 7, 2002, a Supplemental Indenture No. 2 dated as of September 30, 2003, a Supplemental Indenture No. 3 dated as of April 15, 2005, a Supplemental Indenture No. 4 dated as of August 8, 2005, a Supplemental Indenture No. 5 dated as of October 21, 2005, and a Supplemental Indenture No. 6 dated as of August 2, 2006 (such Supplemental Indentures, collectively, the “Supplemental Indentures”) providing for the issuance of the 7.875% Notes due 2012 in the aggregate principal amount of $250,000,000;

WHEREAS, Article IX of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, on February 22, 2007, a certain subsidiary of the Company, being CONSOL of Ohio LLC (the “Subsidiary”), entered into a Guarantor Joinder and Assumption Agreement pursuant to the Amended and Restated Credit Agreement, dated as of April 1, 2005, by and among the Company and a group of commercial lenders (the “Credit Agreement”) under which the Subsidiary will guarantee Indebtedness (as defined in the Indenture);

WHEREAS, pursuant to Section 4.07 of the Indenture, upon the guarantee of indebtedness under the Credit Agreement, the Subsidiary would become a Guarantor Subsidiary within the meaning of that term in the Indenture and is required to deliver a Subsidiary Guarantee;

WHEREAS, Section 9.01(a)(11) of the Indenture provides that the Company, the Guarantor Subsidiaries and the Trustee may enter into an indenture supplemental to the Indenture to allow any Guarantor Subsidiary to execute a supplemental indenture in respect of a Subsidiary Guarantee;

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture No. 7, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 7 WITNESSETH:

For and in consideration of the premises, the Company, the Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1 Relation to Indenture. This Supplemental Indenture No. 7 constitutes an integral part of the Indenture.

SECTION 1.2 Rules of Construction. For all purposes of this Supplemental Indenture No. 7:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 7;

(c) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 7; and

(d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture No. 7 shall control.

ARTICLE TWO

GUARANTOR SUBSIDIARIES

SECTION 2.1 Subsidiary Guarantees. Effective as of the date hereof, each of the Subsidiaries hereby fully and unconditionally Guarantee the Company’s Obligations under the Indenture and under any Securities of any Series issued under the Indenture in accordance with Article XI of the Indenture.

SECTION 2.2 Guarantor Subsidiaries and Guarantors. Effective as of the date hereof, (i) the Guarantor Subsidiaries listed on Schedule I of the Indenture shall be as set forth on Schedule I attached hereto and (ii) the “Guarantors” as defined in the Supplemental Indentures shall mean those subsidiaries of the Company listed on Schedule I attached hereto.

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ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 3.1 Ratification. The Indenture, as supplemented and amended by the Supplemental Indentures and this Supplemental Indenture No. 7, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.2 Trustee Not Liable for Recitals. The recitals contained herein are made by the Company and the Guarantors, and the Trustee assumes no liability for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 7.

SECTION 3.3 Counterparts. This Supplemental Indenture No. 7 may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.4 Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 7 SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 7 to be duly executed as of the day and year first above written.

CONSOL ENERGY INC.

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President and Treasurer

GUARANTOR SUBSIDIARIES and GUARANTORS:

CNX MARINE TERMINALS INC.

CONRHEIN COAL COMPANY

CONSOL FINANCIAL INC.

CONSOL OF CANADA INC.

CONSOL OF CENTRAL PENNSYLVANIA LLC

CONSOL OF KENTUCKY INC.

CONSOL OF OHIO LLC

CONSOL OF WV LLC

CONSOL PENNSYLVANIA COAL COMPANY

CONSOL ENERGY SALES COMPANY

J.A.R. BARGE LINES, LCC

LEATHERWOOD, INC.

MON RIVER TOWING, INC.

ROCHESTER & PITTSBURGH COAL COMPANY

WOLFPEN KNOB DEVELOPMENT COMPANY

By:	/s/ John M. Reilly
John M. Reilly, Treasurer of each Guarantor Subsidiary listed above on behalf of each such Guarantor Subsidiary

CENTRAL OHIO COAL COMPANY

CONSOLIDATION COAL COMPANY

EIGHTY-FOUR MINING COMPANY

HELVETIA COAL COMPANY

ISLAND CREEK COAL COMPANY

KEYSTONE COAL MINING CORPORATION

LAUREL RUN MINING COMPANY

McELROY COAL COMPANY SOUTHERN OHIO COAL COMPANY

TWIN RIVERS TOWING COMPANY

WINDSOR COAL COMPANY

By	/s/ Daniel S. Cangilla
Daniel S. Cangilla, Treasurer of each Guarantor Subsidiary listed above on behalf of each such Guarantor Subsidiary

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CNX LAND RESOURCES INC.

By:	/s/ Robert P. King
Name:	Robert P. King
Title:	President

CONSOL DOCKS INC.

By:	/s/ S. C. Grech
Name:	J. C. Grech
Title:	President

MTB INC.

By:	/s/ Lloyd C. Price
Name:	Lloyd C. Price
Title:	Vice President

RESERVE COAL PROPERTIES COMPANY

By:	/s/ Lloyd C. Price
Name:	Lloyd C. Price
Title:	Vice President

TERRA FIRMA COMPANY

By:	/s/ Lloyd C. Price
Name:	Lloyd C. Price
Title:	Vice President

CNX GAS CORPORATION

By:	/s/ Mark D. Gibbons
Name:	Mark D. Gibbons
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

CNX GAS COMPANY LLC

By:	/s/ Ronald E. Smith
Name:	Ronald E. Smith
Title:	President

CARDINAL STATES GATHERING COMPANY

By:	CNX Gas Company LLC, as Partnership Manager

By:	/s/ Ronald E. Smith
Name:	Ronald E. Smith
Title:	President

TRUSTEE: THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ Warren Goshine
Name:	Warren Goshine
Title:	Vice President

SCHEDULE I

GUARANTOR SUBSIDIARIES AND GUARANTORS:

Central Ohio Coal Company

(Ohio corporation)

CNX Land Resources Inc.

(Delaware corporation)

CNX Marine Terminals Inc.

(Delaware corporation)

Conrhein Coal Company

(Pennsylvania general partnership)

Consol Docks Inc.

(Delaware corporation)

CONSOL Financial Inc.

(Delaware corporation)

CONSOL of Canada Inc.

(Delaware corporation)

CONSOL of Central Pennsylvania LLC

(Pennsylvania limited liability company)

CONSOL of Kentucky Inc.

(Delaware corporation)

CONSOL of Ohio LLC

(Ohio limited liability company)

CONSOL of WV LLC

(West Virginia limited liability company)

CONSOL Pennsylvania Coal Company

(Delaware corporation)

CONSOL Energy Sales Company

(Delaware corporation)

CONSOLIDATION COAL COMPANY

(Delaware corporation)

Eighty-Four Mining Company

(Pennsylvania corporation)

Helvetia Coal Company

(Pennsylvania corporation)

ISLAND CREEK COAL COMPANY

(Delaware corporation)

J.A.R. Barge Lines, LLC

(Pennsylvania limited liability company)

Keystone Coal Mining Corporation

(Pennsylvania corporation)

Laurel Run Mining Company

(Virginia corporation)

Leatherwood, Inc.

(Pennsylvania corporation)

McELROY COAL COMPANY

(Delaware corporation)

Mon River Towing, Inc.

(Pennsylvania corporation)

MTB Inc.

(Delaware corporation)

RESERVE COAL PROPERTIES COMPANY

(Delaware corporation)

Rochester & Pittsburgh Coal Company

(Pennsylvania corporation)

SOUTHERN OHIO COAL COMPANY

(West Virginia corporation)

Terra Firma Company

(West Virginia corporation)

TWIN RIVERS TOWING COMPANY

(Delaware corporation)

Windsor Coal Company

(West Virginia corporation)

WOLFPEN KNOB DEVELOPMENT COMPANY

(Virginia corporation)

CNX Gas Corporation

(Delaware corporation)

CNX Gas Company LLC

(Virginia limited liability company)

Cardinal States Gathering Company

(Virginia general partnership)